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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF A. SCHULMAN, INC.


                                                        Jurisdiction
Name                                          of Incorporation/Organization
----                                          -----------------------------
N.V. A. Schulman, Plastics, S.A.                         Belgium
N.V. A. Schulman, S.A.                                   Belgium
A. Schulman, S.A. (1)                                    France
A. Schulman Plastics, S.A. (2)                           France
Diffusion Plastique (3)                                  France
A. Schulman GmbH                                         Germany
A. Schulman, Inc., Limited                               United Kingdom
A. Schulman Canada Ltd.                                  Ontario, Canada
A. Schulman Foreign Sales Corporation                    Virgin Islands
Master Grip, Inc.                                        Ohio
Gulf Coast Plastics, Inc.                                Texas
A. Schulman AG                                           Switzerland
ASI Investments Holding Co.                              Delaware
ASI Akron Land Co.                                       Delaware
ComAlloy International Company                           Ohio
A. Schulman International, Inc.                          Delaware
A. Schulman de Mexico, S.A. de C.V. (4)                  Mexico
ASI Employment, S.A. de C.V. (4)                         Mexico
AS Mex Hold, S.A. de C.V. (5)                            Mexico
Texas Polymer Services, Inc.                             Ohio
Polyvin GmbH (6)                                         Germany
A. Schulman Aschersleben GmbH (6)                        Germany
A. Schulman Polska Sp. z 0.0. (6)                        Poland
A. Schulman Plastics SpA (1)                             Italy
A. Schulman International Services N.V. (1)              Belgium
A. Schulman Hungary Kft. (6)                             Hungary
PT A. Schulman Plastics, Indonesia (7)                   Indonesia
The Sunprene Company (8)                                 Ohio
___________________

(1) Owned by N.V. A. Schulman, S.A.
(2) Owned by N.V. A. Schulman, Plastics, S.A.
(3) Owned by A. Schulman, S.A.
(4) Owned by AS MexHold, S.A. de C.V.
(5) Owned by A. Schulman International, Inc.
(6) Owned by A. Schulman GmbH
(7) 65% owned (in joint venture) by A. Schulman International, Inc.
(8) 70% owned (in partnership) by ASI Investments Holding Co.